UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)
1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices)
(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 3, 2011, American Energy Development Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Financing Agreement”) with an investor (the “Investor”) pursuant to which the Registrant, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase up to $7,800,000 of the Registrant’s $0.001 par value common stock (the “Common Stock”) and five-year warrants to purchase Common Stock (the “Warrants”) from time to time over a two year period at a purchase price (the “Purchase Price”) of the higher of (i) $0.40 per share, and (ii) eighty percent (80%) of the 10-day volume weighted average price (VWAP) of the Registrant’s Common Stock.  The Registrant shall have sole discretion to issue and sell the Common Stock and Warrants pursuant to the Financing Agreement and the Investor shall have no right to acquire the Common Stock and Warrants from the Registrant until a drawdown notice is received from the Registrant. The Investor shall have sole discretion in determining whether the proposed use of proceeds as provided by the Registrant in the drawdown notice is acceptable to the Investor.  This brief description of the Financing Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Financing Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

The Registrant received an initial drawdown of Two Hundred Thousand Dollars ($200,000) (“First Drawdown”) on October 3, 2011.  In exchange for the First Drawdown, the Registrant issued 500,000 shares of Common Stock at a purchase price of $0.40 per share and Warrants to purchase 500,000 shares of Common Stock at an exercise price of 120% of the purchase price, or $0.48 per share.  The Warrants expire five years from the date of the investment.  This brief description of the Warrants is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Warrants as attached to this Current Report on Form 8-K as Exhibit 10.2.

The Common Stock and Warrants delivered in connection with the First Drawdown were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Stock Cancellation Agreement

In connection with the Financing Agreement, on October 3, 2011, the Registrant also entered into a Stock Cancellation Agreement (the “Cancellation Agreement”) with Joel Felix, pursuant to which the Registrant and Mr. Felix agreed to cancel 85,000,000 shares of common stock held by Mr. Felix as consideration for the Investor’s willingness to enter into and as a condition of the Financing Agreement. The foregoing description of the Cancellation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Cancellation Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

Immediately following the issuance of 500,000 shares of Common Stock pursuant to the First Drawdown and after giving effect to the stock cancellation pursuant to the Cancellation Agreement, the Registrant has an aggregate of 86,667,100 shares of Common Stock issued and outstanding.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 for a description of the Common Stock and the Warrants, which is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On October 4, 2011, the Registrant issued a press release to announce that it has successfully commenced drilling its Dansville prospect targeting Niagaran oil reefs in Ingham County, Michigan.  A copy of the release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement.
10.2	Form of Warrant.
10.3	Stock Cancellation Agreement by and between the Registrant and Joel Felix dated October 3, 2011.
99.1	Press Release dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 6, 2011	American Energy Development Corp.

	By:	/s/ Joel Felix
Joel Felix
Chief Financial Officer